ASSET PURCHASE AGREEMENT THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated effective October 23, 2023 (the “Effective Date”) is entered into by and between Cardinal Colwich, LLC, a Kansas limited liability company (“Buyer”) and Element, LLC, a Kansas limited liability company (“Seller”) by and through Alliance Management, LLC, a Minnesota limited liability company (the “Receiver”), acting solely in its capacity as the court-appointed Receiver over Seller and its assets. Buyer and Seller are each referred to herein as a “Party” and together the “Parties” to this Agreement. Capitalized terms used in this Agreement have the meanings given to such terms herein. RECITALS A. Seller is in the business of producing ethanol and co-products, including high-protein dried distiller’s grains (“DDGS”), as well as corn oil, for sale throughout North America (the “Business”). B. Pursuant to the Agreed Order Granting Application for Appointment of Receiver (the “Receivership Order”) entered by the District Court of the State of Kansas for Sedgwick County (the “Court”) in Case No. 2023-CV-000694-CM on April 18, 2023 (the “Receivership”), the Receiver was appointed to take possession and control of and manage and liquidate the assets of Seller. C. Under paragraph 2(j) of the Receivership Order, the Court provided the Receiver with, among other things, the authority to cause Seller to sell its assets, including the Business, with such sale to be approved by the Court order upon notice and a hearing. D. Subject to the Court entering an order approving and authorizing the Receiver to enter into the transaction described by this Agreement in accordance with the Receivership Order (the “Sale Order”), the Seller desires to sell, convey, assign, and transfer to the Buyer certain assets used in the Business, and the Buyer desires to purchase such assets, all in the manner and subject to the terms and conditions set forth in this Agreement (the “Transactions”). NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I PURCHASE AND SALE 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer, and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title, and interest in, to, and under the following assets of the Business to the extent the same constitute Receivership Property as defined in the Receivership Order (collectively, the “Purchased Assets”) free and clear of any claims, liens, restrictions, mortgages, security interests, demands, charges or encumbrances (collectively, “Claims”): (a) all contracts set forth on Section 1.01(a) of the disclosure schedules attached hereto (the “Disclosure Schedules”) (the “Assigned Contracts”); (b) all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers and related hardware, software, telephones, and other tangible personal 1

MN 818840.11 2 property used in the Business including, without limitation, such items listed on Section 1.01(b) of the Disclosure Schedules; (c) all of Seller’s rights under warranties (including but not limited to manufacturer’s warranties), indemnities, and all similar rights against third parties to the extent related to any Purchased Assets; (d) originals or, where not available, copies, of all books and records, including books of account, ledgers, and general, financial, and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records, and data (including all correspondence with any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction (collectively, “Governmental Authority”)), sales material and records, strategic plans and marketing, and promotional surveys, material, and research in connection with the Business; (e) all real property owned by Seller including without limitation those certain real properties owned by Seller and locally known as 523 East Union Avenue, Colwich, Kansas 67030 and 1 Element Drive, Colwich, Kanas 67030, as legally described on Section 1.01(e) of the Disclosure Schedules (the purchased real properties collectively referred to herein as the “Real Property”), together with the buildings, fixtures, and improvements located on or attached to the underlying real property (collectively the “Plant”), and all rights arising thereunder, and all easements, tenements, hereditaments, appurtenances and other real property rights appertaining thereto, and all options to acquire any real property, including but not limited to any leases, consents, approvals, or other rights to use the railroad track on properties adjacent to the Real Property and necessary for use of the track in connection with the Business and operation of the Plant in the same or similar manner as utilized prior to the Closing; (f) all permits, approvals, licenses, orders, registrations, certificates, variances, and authorizations issued to, or for the benefit of, Seller or any of its affiliates relating to the operation of the Business on the Real Property and with respect to the Purchased Assets and obtained from any Governmental Authority, and all pending applications or filings therefor and renewals thereof (the “Permits”), to the extent transferable under applicable law, including, without limitation, such permits listed on Section 1.01(f) of the Disclosure Schedules; (g) any and all worldwide rights in and to the intellectual property rights and assets, applications, registrations and renewals (whether arising under statutory or common law, contract, or otherwise) set forth on Section 1.01(g) of the Disclosure Schedules, including without limitation, all license agreements with ICM, Inc. related to technology used in the operations of the Business, and any related labels, trademarks, service marks, service names, trade names, brand names, product names or logos and all goodwill associated therewith and, (to the extent transferable by Law) any applications and/or registration in connection with the foregoing and any relevant adaptations, derivatives and combinations thereof (the “Intellectual Property”); (h) all inventory, spare parts, finished goods, raw materials, work in progress, packaging, supplies, parts, and other inventories (the “Inventory”);

MN 818840.11 3 (i) all downpayments and credits made by Seller to Flottweg Separation Technology in the amount of $115,000.00 related to replacement of the Tricanter Bowl at the Plant; (j) subject to the consent of the City of Colwich, Kansas (the “City”), which consent may not be obtained until after the Closing, those certain Industrial Revenue Bonds (the “Bonds”) and all agreements with the City related to the Bonds, including, without limitation, the lease agreements with the City and the maximum assessed value agreement limiting the assessed value of the Real Property and the Plant and the amount of real estate taxes to be paid with respect to the Real Property and the Plant at One Hundred Twenty Thousand and 00/100 Dollars per fiscal year (the “Maximum Annual Real Estate Tax Payment”); and (k) such other property and assets as set forth on Section 1.01 (k) of the Disclosure Schedules. THE PURCHASED ASSETS ARE BEING SOLD “AS IS” AND “WHERE IS”, AND WITH ALL EXISTING FAULTS”. Buyer specifically acknowledges that the Purchased Assets are sold to Buyer “as is”, “where is”, and “with all existing faults”, known or unknown, and that no warranties or representations or covenants of any kind, express or implied, have been or will be made by Seller, the Receiver or any other party with respect to the physical, operating, or any other condition of the Purchased Assets. 1.02 Excluded Assets. The Buyer acknowledges and agrees that the Purchased Assets contemplated by this Agreement shall not include the following assets of Seller (the “Excluded Assets”): (a) Cash and cash equivalents; (b) Accounts receivable held by Seller and any customer deposits held by Seller on the Closing Date; (c) Any retainers or deposits held by the Receiver; (d) Any assets disposed of by Seller in the ordinary course of business or upon order of the Court between the Effective Date and the Closing Date; (e) Any rights to insurance refunds due to termination of coverage upon completion of the Transactions contemplated in this Agreement; (f) Any and all causes of action Seller may have against others; (g) Any and all contracts, leases, and other agreements to which Seller is a party other than the Assigned Contracts; and (h) Any other assets, properties, rights and interests of whatever kind or nature, tangible, intangible or personal, of Seller that is not part of the Purchased Assets. 1.03 Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall assume and become responsible for the Assumed Liabilities. For purposes of this Agreement, “Assumed Liabilities” means solely all obligations of Seller arising at and after the Closing under the Assigned Contracts, if any, in each case solely to the extent such obligations

MN 818840.11 4 are required to be performed from and after the Closing Date, together with any Cure Costs as defined in Section 1.05 associated with the Assigned Contracts. ANYTHING CONTAINED HEREIN TO THE CONTRARY NOTWITHSTANDING, EXCEPT FOR THE ASSUMED LIABILITIES DESCRIBED IN THIS SECTION 1.03, BUYER SHALL NOT AND BUYER DOES NOT ASSUME ANY LIABILITIES, TAXES, INCLUDING BUT NOT LIMITED TO THE RETAINED TAXES, OR OBLIGATIONS (FIXED OR CONTINGENT, KNOWN OR UNKNOWN, MATURED OR UNMATURED) OF SELLER WHETHER OR NOT ARISING OUT OF OR RELATING TO THE PURCHASED ASSETS OR THE BUSINESS OR ANY OTHER BUSINESS OF SELLER, ALL OF WHICH LIABILITIES, RETAINED TAXES, AND OBLIGATIONS SHALL, AT AND AFTER THE CLOSING, REMAIN THE EXCLUSIVE RESPONSIBILITY OF SELLER (AS APPLICABLE). For purposes of this Agreement, “Retained Taxes” means any liability for Taxes, in each case (i) arising from or related to the operation of the Business or the Purchased Assets in a Pre-Closing Tax Period, (ii) of Seller, (iii) in respect of any Excluded Assets, or (iv) any other Taxes of Seller that become a Liability of Buyer under successor liability or otherwise by operation of contract or Law, in each case, except real estate and personal property taxes with respect to the Purchased Assets to the extent such Taxes relate to a Post-Closing Tax Period which shall, for the avoidance of doubt, be allocated consistently with Section 8.05. For purposes of this Agreement, “Post-Closing Tax Period” means any taxable period (or portion thereof) beginning after the Closing Date. For purposes of this Agreement, “Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or prior to the Closing Date. For purposes of this Agreement, “IRC” means the Internal Revenue Code of 1986, as amended. For purposes of this Agreement, “Law” means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, other requirement, or rule of law of any Governmental Authority. 1.04 Exclusion of Liabilities. Except for the Assumed Liabilities, Buyer shall not assume any Liabilities of Seller, including but in no way limited to any Liabilities arising from or related to Seller’s equity holders; indebtedness, bond financing, state or city obligations, product liabilities, labor and employment liabilities, and environmental liabilities, including but not limited to any violations of Environmental Laws or any other laws; the conduct of the Seller’s Business; Retained Taxes or any other Taxes; and any contracts, or any other Liabilities related to the Business arising prior to the Closing Date. For purposes of clarity, Buyer expressly disclaims any and all successor liability of the Seller related to the Business, the Purchased Assets, and the Transactions contemplated under this Agreement. For purposes of this Agreement, “Liabilities” means liabilities, obligations, or commitments of any nature whatsoever, whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise. Notwithstanding any provision in this Agreement to the contrary, other than the Assumed Liabilities, Buyer shall not assume and shall not be responsible to pay, perform, or discharge any Liabilities of Seller or any of its Affiliates of any kind or nature whatsoever. For purposes of this

MN 818840.11 5 Agreement: (i) “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and (ii) the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. 1.05 Purchase Price. (a) The aggregate purchase price for the Purchased Assets is Forty Four Million and 00/100 Dollars ($44,000,000.00) (the “Cash Purchase Price”) plus the Assumed Liabilities plus the Cure Costs (collectively, the “Purchase Price”). (b) Upon execution of this Agreement, the Buyer will pay a deposit equal to Three Million Two Hundred Fifty Thousand and 00/100 Dollars ($3,250,000.00) by wire transfer of immediately available funds to an escrow account (the “Deposit”) held by Kansas Secured Title (the “Escrow Agent”). If the Closing occurs, the Deposit will be credited against the Cash Purchase Price. In the event this Agreement is terminated pursuant to Section 9.01(b)(iv) or 9.01(d), the Seller shall be entitled to the Deposit, which shall be delivered by Escrow Agent to Receiver via wire transfer to an account designated by Receiver. In the event this Agreement is terminated pursuant to Sections 9.01(a), 9.01(b)(i), (ii), (iii), (v) or (vi), 9.01(c) or any other reason, the Buyer shall be entitled to the prompt return of the Deposit, which shall be delivered by Escrow Agent to Buyer via wire transfer to an account designated by Buyer. (c) At the Closing, the Buyer will pay to the Receiver (i) an amount (the “Cash Payment”) equal to (a) the Cash Purchase Price, less (b) the Deposit, by wire transfer of immediately available funds to an account specified by the Receiver; and the Buyer will pay (ii) all cure costs, including but not limited to curing monetary defaults, associated with the Assigned Contracts (the “Cure Costs”), as required under the Assumed Contracts or as negotiated by the Buyer or Receiver, directly to the parties under the Assigned Contracts that are entitled to the Cure Costs. 1.06 Allocation of Purchase Price. Buyer and Seller agree to allocate the Purchase Price among the Purchased Assets for all purposes (including Tax and financial accounting) as shown on the purchase price allocation schedule set forth on Section 1.06 of the Disclosure Schedules (the “Purchase Price Allocation”). The Purchase Price Allocation shall be prepared in accordance with Section 1060 of the IRC and Buyer and Seller shall file all returns, declarations, reports, information returns and statements, and other documents relating to Taxes (including amended returns and claims for refund) (“Tax Returns”), including Form 8594, in a manner consistent with the Purchase Price Allocation, as finally determined. None of the Parties will take any position inconsistent with the Purchase Price Allocation. 1.07 Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer is required to deduct and withhold under any provision of Law related to Taxes; provided, Buyer shall provide notice to Seller prior to any such withholding, in order to provide Seller the opportunity to produce any documentation that would relieve such withholding requirement, and Buyer shall cooperate with Seller in good faith to minimize the amount of any applicable withholding. All such withheld amounts, to the extent timely paid by the Buyer to the appropriate Governmental Authority, shall be treated as delivered to Seller hereunder.

MN 818840.11 6 1.08 Third Party Consents. To the extent that Seller’s rights under any Purchased Asset may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by Law, shall act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Law, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer. 1.09 Assigned Contracts. (a) Schedule 1.01(a) lists all Assigned Contracts that Buyer intends to assume and have Seller assign to Buyer at Closing. Buyer shall have until the Closing to designate to Seller in writing which contracts it wishes to assume and have Seller assign to Buyer at Closing. In all cases, appropriate additions and deletions to Schedule 1.01(a) shall be made to reflect such elections made by Buyer. (b) With respect to each Assigned Contract listed on Schedule 1.01(a), on the Closing Date, Seller shall assign such Assigned Contract to Buyer pursuant to an order of the Court (which may be the Sale Order) and the Transaction Documents. Effective on the Closing Date, Buyer shall assume each such Assigned Contract. ARTICLE II CLOSING 2.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the Transactions contemplated by this Agreement (the “Closing”) shall take place remotely by exchange of documents and signatures (or their electronic counterparts), on or within ten (10) days of the Sale Order becoming a Final Order, or at such other time or place or in such other manner as Receiver and Buyer may mutually agree upon in writing; provided, that, unless otherwise agreed to by the Receiver and Buyer, Closing shall take place within five (5) business days after all closing conditions provided herein have been met. The date on which the Closing is to occur is herein referred to as the “Closing Date.” Seller and Buyer acknowledge and agree that the Court’s entry of the Sale Order is a requirement for Seller and the Buyer to consummate the Transactions contemplated herein and that such requirement is a condition precedent to Closing that cannot be waived by either party. 2.02 Closing Deliverables. At the Closing, Seller and Receiver shall deliver to Buyer the following documents: (a) Receiver Special Warranty Deeds in the form of Exhibit A attached to this Agreement (the “Deeds”) and other required transfer documents conveying the Real Property to Buyer; (b) a bill of sale in the form of Exhibit B attached hereto (the “Bill of Sale”) and duly executed by Seller, transferring the Purchased Assets to Buyer;

MN 818840.11 7 (c) assignment and assumption agreements in a form acceptable to Buyer (the “Assignment and Assumption Agreements”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities; (d) an assignment and assumption of intellectual property agreement in a form acceptable to Buyer (the “IP Assignment”) and duly executed by the Seller, effecting the assignment to and assumption by Buyer of the Intellectual Property; (e) certificates of title related to any Purchased Asset that is certificated; (f) a duly completed and executed IRS Form W-9 from Seller; (g) such other instruments of transfer, filings, or documents, in form and substance reasonably satisfactory to Buyer, as may be reasonably requested by Buyer to fully give effect to the Transactions contemplated by this Agreement; and (h) a certified copy of the Sale Order. At the Closing, Buyer shall deliver to Seller the following: (a) the Cash Payment; (b) executed counterparts to the Bill of Sale, Assignment and Assumption Agreements, and IP Assignment; and (c) such other customary instruments of transfer or assumption, filings, or documents, in form and substance reasonably satisfactory to Seller and Buyer, as may be required to give effect to the Transactions contemplated by this Agreement. For purposes of this Agreement, “Transaction Documents” means collectively this Agreement, the Bill of Sale, and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing to transfer to Buyer all right, title and interest of Seller in and to the Purchased Assets free and clear of all Claims. ARTICLE III DELIVERY AND CONDITION OF THE PURCHASED ASSETS 3.01 Disclaimer. Except as set forth in this Agreement, NEITHER SELLER NOR THE RECEIVER HAS MADE, NOR DOES MAKE, ANY EXPRESS OR IMPLIED REPRESENTATIONS, STATEMENTS, WARRANTIES, OR CONDITIONS OF ANY KIND OR NATURE WHATSOEVER CONCERNING THE CONDITION OF THE PURCHASED ASSETS. 3.02 AS IS PURCHASE. Buyer agrees that it is purchasing and shall take possession of the Purchased Assets AS IS, WHERE IS, WITH ALL EXISTING FAULTS, KNOWN OR UNKNOWN, WITHOUT ANY WARRANTY OR REPRESENTATION OF ANY NATURE, EXPRESS OR IMPLIED BY S E L L E R OR THE RECEIVER, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, IMPLIED WARRANTY OF FITNESS FOR PARTICULAR PURPOSE, OR ANY WARRANTY, EXPRESS OR IMPLIED, RESPECTING TITLE OR NON- INFRINGEMENT, and neither the Receiver, Seller, or any representative of the Receiver or Seller, has made any warranties, representations or guarantees, express,

MN 818840.11 8 implied or statutory, written or oral, respecting the Purchased Assets, or the physical condition of the Purchased Assets. Buyer further acknowledges that the consideration for the Purchased Assets specified in this Agreement has been agreed upon by the Receiver, Seller, and the Buyer after good-faith arms- length negotiation in light of Buyer’s agreement to purchase the Purchased Assets “AS IS” “WHERE IS” and “WITH ALL EXISTING FAULTS.” 3.03 THERE ARE NO WARRANTIES BY SELLER OR THE RECEIVER RELATING TO TITLE, POSSESSION, QUIET ENJOYMENT, OR THE LIKE IN THIS DISPOSITION. ARTICLE IV BUYER’S REPRESENTATIONS AND WARRANTIES Buyer represents and warrants to Seller that Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Kansas. Buyer has full limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the Transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the Transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Buyer. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms. ARTICLE V COVENANTS The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing (except as otherwise expressly stated to apply to a different period): 5.01 Efforts; Cooperation. From and after the date hereof until the Closing or the earlier termination of this Agreement in accordance with its terms, upon the terms and subject to the conditions set forth in this Agreement (including Section 5.04), each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper, or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions contemplated hereby, except as otherwise specifically provided in Section 5.02. Without limiting the generality of the foregoing, (a) Seller and Receiver shall use commercially reasonable efforts to cause the conditions set forth in Section 7.01 that are within their control or influence to be satisfied or fulfilled, and (b) Buyer shall use commercially reasonable efforts to cause the conditions set forth in Section 7.02 that are within its control or influence to be satisfied or fulfilled. 5.02 Conduct of the Business Pending the Closing. (a) From and after the date hereof until the Closing or the earlier termination of this Agreement in accordance with its terms, Seller shall and shall cause their Affiliates to, except as otherwise required or restricted by Law, pursuant to the Receivership or an order of the Court, (i) comply

MN 818840.11 9 in all material respects with all applicable Laws; (ii) pay all applicable Taxes as such Taxes become due and payable; and (iii) maintain all existing licenses and other Permits. (b) From and after the date hereof until the Closing or the earlier termination of this Agreement in accordance with its terms, and notwithstanding anything contained in this Agreement (including Section 5.02(a)) to the contrary, and except with the prior written consent of Buyer, Seller shall not: (i) sell, lease, license, transfer, assign, encumber or otherwise dispose of any Purchased Assets, including Inventory; (ii) terminate, permit to expire, amend or fail to renew, obtain or preserve any Permit material to the operation of the Business as a whole; or (iii) enter into any contract that includes any restrictive covenants of any kind binding on Buyer after the Closing including without limitation and restrictive covenants relating to non- competition, non-solicitation or the ability to operate in any particular geography or line of business, or that restricts the use of or in any way impacts the Purchased Assets in a manner that is materially adverse to Buyer and/or would have a Material Adverse Effect, except as otherwise provided herein. 5.03 Receivership Matters. (a) Court Filings. (i) Sale Order. Receiver and Seller shall use its best efforts to seek entry of an order from the Court approving this Agreement and the consummation of the Transactions (the “Sale Order”) and any other necessary orders from the Court to consummate the Closing of the Transactions as soon as reasonably practicable following the execution of this Agreement. In connection with these efforts, Receiver shall recommend Buyer, this Agreement and the consummation of the Transactions to the Court. Buyer and Seller understand and agree that the Transactions are subject to approval by the Court. Buyer agrees that it will promptly take such actions as are reasonably requested by Seller to assist in obtaining entry of the Sale Order, including furnishing affidavits or other documents or information for filing with the Court for the purposes, among others, of demonstrating that Buyer is a “good faith” purchaser. In the event the entry of the Sale Order is appealed or otherwise contested, Seller shall use commercially reasonable efforts to defend such appeal. The Sale Order, which shall be in such form as acceptable to Buyer, shall without limitation (i) approve the sale of the Purchased Assets to Buyer, and authorize Seller to proceed with the sale of the Purchased Assets to Buyer, on the terms and conditions set forth in this Agreement, (ii) include a finding that Buyer is a good faith purchaser of the Purchased Assets and is entitled to the protections of Kansas law with respect to purchasing assets from out of receivership, (iii) state that the sale of the Purchased Assets to Buyer shall be free and clear of all Claims, and (iv) approve Seller’s assumption and assignment to Buyer of the Purchased Assets. (ii) Receiver and Seller shall use reasonable efforts to provide Buyer with copies of all applications, pleadings, notices, proposed orders and other documents relating to this Agreement or the transactions contemplated hereby, in advance of the proposed filing date.

MN 818840.11 10 Receiver and Seller shall give Buyer reasonable advance notice of any hearings regarding the motions required to obtain the issuance of the Sale Order. (iii) Each of the Parties hereto shall appear formally or informally in the Court if reasonably requested by the other Party or required by the Court in connection with the Transactions contemplated by this Agreement and keep the other reasonably apprised of the status of material matters related to this Agreement. (b) Participation by Buyer. Receiver and Seller agrees to allow and provide Buyer with a reasonable opportunity to review all motions, filings, and orders (in addition to the Sale Order) prepared in connection with the approval of the Transactions by the Court. 5.04 Notices and Consents. Receiver and Seller will give, or will cause to be given, any notices to third parties, and each of the Parties will use commercially reasonable efforts to obtain any third party consents or sublicenses, in connection with the matters and/or contracts referred to in Section 5.04 of the Disclosure Schedules or as are otherwise necessary and appropriate to consummate the Transactions contemplated hereby, including the assignment to, and assumption by, Buyer or its designee of the Assigned Contracts; provided, however, that (i) Receiver and Seller shall not be required to pay any consideration therefor or incur any expenses in connection therewith and (ii) Receiver and Seller shall not be obligated to initiate any Litigation or legal proceedings to obtain such consent or approval. Without limiting the applicability of this Section, each of the Parties will give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents, and approvals of Governmental Authorities necessary and appropriate to consummate the Transactions contemplated hereby. 5.05 Notice of Developments. Receiver, Seller and Buyer will give prompt written notice to the other Party of (a) the existence of any fact or circumstance, or the occurrence of any event, of which it has knowledge that would reasonably be likely to cause a condition to a Party’s obligations to consummate the Transactions contemplated hereby set forth in Article VII not to be satisfied as of any date, or (b) the receipt of any notice or other communication from any Governmental Authority in connection with the Transactions contemplated by this Agreement. Notwithstanding the foregoing, the delivery of any such notice pursuant to this Section 5.05 shall not be deemed to amend or supplement this Agreement and the failure to deliver any such notice shall not constitute a waiver of any right or condition to the consummation of the Transactions contemplated hereby by any Party. 5.06 Industrial Revenue Bonds. Receiver and Seller agree to cooperate with Buyer and provide reasonable assistance to accomplish the transfer to Buyer of the Bonds and all agreements with the City related to the Bonds, including without limitation, the lease agreements with the City and the maximum assessed value agreement limiting the assessed value of the Real Property and Plant and the amount of real estate taxes to be paid with respect to the Real Property and Plant at the Maximum Annual Real Estate Tax Payment. For the avoidance of doubt, transfer of the Bonds to Buyer is not a condition to Closing pursuant to Section 7.01 herein. 5.07 Exclusivity. Given that the Receiver has exposed the Purchased Assets to a robust sale and marketing process and, that as of the execution of this Agreement, this Agreement represents the highest and best offer for the Purchased Assets, upon execution of this Agreement, the Receiver agrees that from the Effective Date until the earlier to occur of the Closing or the termination of this Agreement pursuant to Article IX, Receiver and Seller shall remove the Purchased Assets from the market for sale,

MN 818840.11 11 and not solicit initiate, propose or induce or knowingly encourage, facilitate or assist any inquiry or proposal to acquire the Purchased Assets or accept, entertain or enter into any negotiations or agreements with respect to the sale or disposition of any or all of the Purchased Assets, or any interest therein, or sell, assign, transfer or otherwise dispose of the Purchased Assets or any portion thereof or interest therein other than to the Buyer. Buyer acknowledges and agrees that the Receiver is a fiduciary with obligations under Kansas law and the Receivership Order which require the Receiver to disclose any potential higher or better offer received for the Purchased Assets, if any, prior to the hearing to approve this Agreement. The Receiver’s disclosure of such potential offer(s) to the Court will not violate this Section 5.07, or any other term or condition in this Agreement. ARTICLE VI OTHER COVENANTS 6.01 Confidentiality. From and after the Closing, Seller and Receiver shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective directors, officers, employees, consultants, counsel, accountants, and other agents (“Representatives”) to hold, in confidence any and all information, whether written or oral, concerning the Business (“Confidential Information”), except to the extent that Seller and/or Receiver can show that such information: (a) is generally available to and known by the public through no fault of Seller or Receiver, any of its Affiliates, or their respective Representatives; (b) is lawfully acquired by Seller and/or Receiver, any of its Affiliates, or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation, (c) is independently developed by Seller or Receiver without violating any of its obligations under this Agreement, (d) is or may be necessary in connection with the enforcement of the rights of, or the defense of any proceeding against or involving, Seller or Receiver provided that the Confidential Information is afforded confidential treatment, in each case subject to providing Buyer with a reasonable opportunity to review prior to disclosure, to the extent permitted by law, (e) primarily relates to any Excluded Assets and/or Excluded Liabilities, or (f) is or may be necessary in connection with the Receivership provided that the Confidential Information is afforded confidential treatment, subject to providing Buyer with a reasonable opportunity to review five (5) days prior to disclosure, to the extent permitted by Law. Notwithstanding the foregoing, Seller or Receiver may disclose Confidential Information if Seller or Receiver believes (upon the advice of counsel) it is legally required to make such disclosure in order to comply with applicable law, regulation, rule or legal, judicial or administrative process (including any rule, regulation or policy statement of any self-regulatory organization of which a party is a member) or in connection with the Receivership if so required under Kansas law or Court local rules. If Seller, Receiver or any of its Representatives becomes required (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) or it becomes necessary in connection with the Receivership to disclose any of the Confidential Information, Seller or Representative shall use reasonable efforts to provide Buyer with prompt notice, to the extent allowed by law, rule and regulation, of such requirement so that Buyer may seek an appropriate protective order. Seller and Receiver agrees to disclose only that portion of the Confidential Information which it believes it is necessary or required to disclose and to use commercially reasonable efforts to obtain confidential treatment of such Confidential Information. 6.02 Transfer Taxes. All sales, use, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (“Transfer Taxes”), if any, shall be borne and paid by Buyer when due. The Parties will each timely sign

MN 818840.11 12 and deliver (or cause to be timely signed and delivered) such certificates or forms as may be necessary or appropriate (and will each otherwise cooperate) to establish any available exemption (or otherwise reduce) with respect to any such Taxes or fees in accordance with applicable Law. The Parties will cooperate to minimize or avoid any Transfer Taxes that might be imposed to the extent permitted by applicable Law. 6.03 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Transactions contemplated by this Agreement and the other Transaction Documents. 6.04 No Successor Liability. The Parties intend that upon the Closing, Buyer and its subsidiaries and Affiliates shall not and shall not be deemed to: (a) be a successor (or other such similarly situated party), or otherwise be deemed a successor, to Seller, including, a “successor employer” for the purposes of the IRC, the Employee Retirement Income Security Act of 1974, or other applicable Laws; (b) have any responsibility or Liability for any obligations of Seller, or any Affiliate of Seller based on any theory of successor or similar theories of Liability; (c) have, de facto or otherwise, merged with or into Seller; (d) be an alter ego or a mere continuation or substantial continuation of Seller (and there is no continuity of enterprise between Buyer and Seller), including, within the meaning of any foreign, federal, state or local revenue, pension, ERISA, tax, labor, employment, environmental, or other Law, rule or regulation (including filing requirements under any such Laws, rules or regulations), or under any products liability Law or doctrine with respect to Seller’s Liability under such Law, rule or regulation or doctrine; or (e) be holding itself out to the public as a continuation of Seller or its receivership estate. 6.05 Confirmation Order. Neither Seller nor Receiver shall propose, file, support, pursue or seek entry of, or aid in another party proposing, filing, supporting, pursuing or seeking entry of, an order confirming a bankruptcy including without limitation a chapter 11 plan that materially adversely impacts Buyer’s rights hereunder without Buyer’s prior written consent. For the avoidance of doubt, notwithstanding any other provision of this Agreement, this Section shall survive the Closing. 6.06 Employee Matters. Buyer acknowledges that Seller operates the Business through the services of employees (the “Leased Employees”) leased from a third-party (the “Leasing Company”). The parties understand that the Leasing Company intends to terminate the leases with respect to the Leased Employees at Closing. On the Effective Date, Receiver and Seller shall give notice to the Leased Employees that Buyer has entered into this Agreement to acquire the Plant. During the period between the Effective Date and Closing, Buyer shall be afforded an opportunity to meet with and interview any or all of the Leased Employees during regular Business hours, on dates and at times to be coordinated with Seller, to interview the employees for positions with Buyer after Closing and to explain Buyer’s employee benefit programs to the employees; provided, however, that Buyer shall have no obligation to offer employment to any of the Leased Employees. Buyer shall notify Seller in writing (the “Employee Notice”) within thirty (30) days after execution of this Agreement of those Leased Employees to whom Buyer (or an Affiliate of Buyer) will offer employment, contingent on Closing occurring (“Retained Employees”). The Receiver and Seller will be free, at any time after the Employee Notice is given, to terminate the leases with respect to any non-Retained Employees. On the Closing Date, Receiver and Seller shall terminate the leases with respect to, and obtain the release from employment of, the Retained Employees in order for Buyer to hire and employ the Retained Employees on the Closing Date.

MN 818840.11 13 6.07 Orderly Transition. During the period between the Effective Date and the Closing, Seller and Receiver will assist Buyer with the assignment of the Assigned Contracts and the lease of equipment and other tangible and intangible property used in the operation of the Business but not part of the Receivership Property (as defined in the Receivership Order). From and after the Closing Date for a period of six (6) months, Seller and Receiver agree to cooperate and coordinate with Buyer in the transition and change of ownership of the Purchased Assets and relevant portions of the Business being acquired by Buyer under this Agreement. Seller agrees to provide access to key employees, officers, shareholders, and others as necessary to affect an orderly transition, and to use Seller’s best efforts to provide necessary support services for the same, at no cost to Buyer. ARTICLE VII CONDITIONS TO OBLIGATION TO CLOSE 7.01 Conditions to Buyer’s Obligations. Buyer’s obligation to consummate the purchase of the Purchased Assets and the assumption of the Assumed Liabilities is subject to satisfaction or waiver (to the extent waivable) by Buyer of the following conditions: (a) Seller shall have performed and complied in all material respects with each of the obligations, agreements and covenants required by this Agreement to be performed and complied with all material conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date; (b) Intentionally Deleted (c) Seller and Receiver shall use commercially reasonable efforts to cooperate and facilitate the Buyer receiving (i) from the Kansas Department of Health and Environment the approval of the assignment and transfer of the Class I Operating Air Permit for the operation of the Business without any new conditions that may adversely affect the Buyer or the operation of the Business, (ii) approval and consents for the transfer and assignment to Buyer of all necessary licenses and permits to operate the Business, and (iii) any other material approvals, licenses or permits required to operate the Business; (d) Seller and Receiver will have obtained all necessary consents from Kansas Gas & Electric (“KG&E) and any other required party for the transfer and assignment of that certain Water Sharing Agreement, dated February 28, 2018, by and between Seller and KG&E and all necessary consents for the transfer and assignment to Buyer of any and all technology licenses and utility contracts for the operations of the Business including without limitation, the consent for the transfer and assignment of the license agreements with ICM, Inc. to operate the Plant and all ICM technology installed in the Plant and the consent and transfer and assignment of the natural gas and electrical usage agreements for the Business; (e) Seller and Receiver shall have delivered to Buyer all consents and approvals necessary for the assignment and transfer of all Assigned Contracts to Buyer, including without limitation, the consents and approvals related to the AITX rail car lease (210 rail cars), and all railroad track agreements and leases, and specifically including a consent, approval, or other agreement memorializing the right to use the portion of the railroad track which is not currently subject to any agreement or lease and located on the adjacent property owned by ICM, Inc.;

MN 818840.11 14 (f) The Court shall have entered the Sale Order which shall have become a Final Order. For purposes of this Agreement, “Final Order” means (i) a final non-appealable order from the Court approving the Agreement if no objections have been filed; (ii) a final non-appealable order from the Court approving the Agreement if objections have been filed but have been resolved prior to the entry of the order; or (iii) a final non-appealable order from the Court approving the Agreement if objections have been filed, were overruled in the order, and for which the order has not been reversed or vacated and not stayed or subject to a stay, and as to which no motion to vacate, reconsider, alter or amend shall be pending and the time to appeal from or to seek review or rehearing of such order has expired; (g) The Purchased Assets shall be transferred to Buyer free and clear of any Claims (other than Permitted Encumbrances), provided that the transfer of the Purchased Assets described in Section 1.01(j) shall not be a condition to Closing; (h) The Title Company shall have issued to Buyer a 2021 ALTA form of extended coverage owner’s policy of title insurance insuring good, marketable, insurable title to the Real Property in Buyer in the amount of that portion of the Purchase Price allocated to such Real Property, and all Title Objections shall have been cured by Seller unless waived by Buyer; (i) Buyer shall have received satisfactory evidence that easements for the ingress and egress to and for the Real Property and for the operations of the Business exist, run with the Real Property, and are available for Buyer’s use. (j) There shall be no notice issued of any violation or alleged violation of any Law with respect to any portion of the Purchased Assets which could be reasonably anticipated to have a Material Adverse Effect and which has not been corrected to the satisfaction of the issuer of such notice: (k) Since the date of this Agreement, there shall not have occurred any Material Adverse Effect; (l) No Decree shall be in effect that prohibits consummation of the Transactions contemplated by this Agreement or any of the Transaction Documents. For purposes of this Agreement, “Decree” means any judgement, decree, decision, stipulation, determination, declaration, ruling, directive, injunction, assessment, attachment, undertaking, award, charge, writ, executive order, administrative order, or any other order of any Governmental Authority; and (m) Each delivery contemplated by Section 2.02 to be delivered to Buyer shall have been delivered. 7.02 Conditions to Seller’s Obligations. Seller’s obligations to consummate the sale of the Purchased Assets to Buyer are subject to satisfaction or waiver (to the extent waivable) by Seller of the following conditions: (a) Buyer shall have performed and complied in all material respects with each of the obligations, agreements and covenants required by this Agreement to be performed or complied with by Buyer at or prior to the Closing; (b) The Court shall have entered the Sale Order which shall become a Final Order;

MN 818840.11 15 (c) No Decree shall be in effect that prohibits consummation of any of the Transactions contemplated by this Agreement; and (d) Each delivery contemplated by Section 2.02 to be delivered to Seller shall have been delivered. ARTICLE VIII REAL PROPERTY AND TAX PROVISIONS 8.01 Sale of Real Property. Subject to the terms of this Agreement, at Closing, Seller shall sell to Buyer, and Buyer shall buy from Seller, fee simple title to the Real Property, free and clear of all liens and Claims, other than (A) real estate taxes and assessments solely that accrue and arise after Closing (taxes to be prorated by the Parties in accordance with customary prorations for real estate sales in the State of Kansas); (B) zoning laws and building ordinances; (C) easements, covenants and restrictions of record that do not materially affect Buyer’s use of the Real Property as determined in Buyer’s sole discretion; and (D) standard conditions contained in a form of owner’s title policy or title certificate on the Real Property (each, a “Permitted Exception” and, collectively, the “Permitted Exceptions”). 8.02 Title Commitment. Buyer shall promptly, but in no event more than five (5) business days after the Effective Date, order a commitment for the issuance of an owner’s title insurance policy (the “Commitment”) issued by Kansas Secured Title, or another title company agreed upon by Buyer and Seller (the “Title Company”), wherein the Title Company agrees to insure, for the full amount of the Purchase Price allocated to the Real Property or such other amount designated by Buyer. Upon receipt of the Commitment, Buyer shall provide a true, correct, and complete copy of the Commitment to Seller. The Commitment shall provide for the issuance of a standard owner’s title insurance policy to Buyer showing good and marketable title to the Real Property in Seller free from all liens and Claims except Permitted Exceptions, standard exceptions contained in the Commitment, and mortgages and security interests of record which shall be released at the time of Closing. Buyer is responsible for the cost of the Commitment, including, without limitation, all search fees, and updates, the policy premium and any endorsements requested by Buyer. Buyer agrees to notify Seller, in writing, within ten (10) business days after receiving the Commitment and all related title documents of objections, if any, to the title to the Real Property (“Title Objections”). If Buyer receives any updates to the Commitment before Closing, Buyer shall have five (5) business days following receipt of such update and legible copies of all documents reference therein to notify Seller of Buyer’s Title Objections shown on any such update which were not disclosed or apparent on the previously delivered Commitment. If any valid Title Objections are timely given, Seller shall have until Closing, or such additional time as is agreed upon by Buyer, within which to cure the same, and have a revised Commitment issued and delivered to Buyer. Buyer acknowledges that certain mortgages and security interests may appear of record which Seller shall satisfy and remove at Closing. If any Title Objections are not cured within the time provided, Buyer shall the right to either waive such uncured Title Objections at or prior to Closing and accept the Real Property with such title as Seller may provide without reduction in the Purchase Price and to close the Transactions in accordance with the terms of this Agreement, or, alternatively, the right to terminate this Agreement. Seller is responsible for any title curative actions.

MN 818840.11 16 8.03 Survey. Seller and Receiver have, prior to the date of this Agreement, delivered to Buyer a copy of the most recent survey of the Real Property, if any shall exist and be in the possession of Seller. Buyer shall have the right to obtain a current survey of the Real Property, prepared by a surveyor selected by Buyer (any such updated survey the “Survey”), at Buyer’s sole expense. 8.04 Inspection of the Real Property. At all reasonable times during the period commencing on the Effective Date and ending on the Closing Date or earlier termination of this Agreement, the Buyer Parties may, at Buyer’s sole cost and expense, investigate and evaluate the Real Property, and any other aspects or characteristics of the Real Property which may affect Buyer’s acquisition, ownership, development, usage, operation, marketability or economic viability. Such right of investigation includes the right to (i) enter the Real Property upon at least one (1) Business Day’s prior written notice via email to Seller (regardless of whether such access is on a Business Day or a weekend day), and (ii) make any studies, investigations, tests or inspections of the Property as Buyer may deem necessary or appropriate, in its sole discretion, including, but not limited to, Phase I environmental assessments, soil tests, geotechnical, mechanical and structural studies and samplings, and/or flood plain studies; provided, that prior to conducting any invasive testing, Buyer shall obtain Seller’s approval of the same, which approval shall not be unreasonably withheld, conditioned or delayed. Seller shall and shall cause its employees, representatives, agents, consultants, contractors and others responsible for the operation of the Property (collectively, the “Seller Parties”) to provide reasonable cooperation to the Buyer Parties with respect to the conduct of its investigations and analysis. Buyer shall be given full access to all of the Plans and Records of Seller, in any way used with respect to or that are related in any material manner to the Property. Seller agrees to cooperate reasonably with any such investigations, tests, samplings, analyses, inspections, studies or meetings made by or at Buyer’s request. Seller also agrees to reasonably cooperate with Buyer Parties and any third parties (e.g., lenders, surveyors, architects, engineers, etc.) with regard to any questionnaires or other items as may be deemed necessary, including inquiries with regard to the environmental status of the Property. Seller hereby grants Buyer, from the date hereof until the earlier of Closing or such time as this Agreement is terminated, the right, license, permission and consent for Buyer and Buyer’s employees, representatives, agents, consultants, or independent contractors (collectively, “Buyer Parties”) to enter upon the Real Property for the purposes of performing the foregoing investigations, inspections, tests, surveys, studies and analyses. In addition to the inspection rights related to the Real Property, Receiver and Seller shall (a) afford Buyer and its representatives reasonable access to and the right to inspect all of the properties, assets, books and records, contracts and other documents and data related to the Business; (b) furnish Buyer and its representatives with such financial, operating and other data and information related to the Business as Buyer or any of its representatives may reasonably request; and (c) instruct the representatives of Seller and Receiver to cooperate with Buyer in its investigation of the Business; provided, however, that any such investigation shall be conducted during normal business hours upon reasonable advance notice to Receiver. 8.05 Property Taxes. Seller shall pay all real property taxes that are due and payable as of the date of Closing, and constitute a lien against the Real Property, including any unpaid real estate taxes for any prior years. Current real estate taxes with respect to the Purchased Assets for a Tax period which includes (but does not end on) the Closing Date (collectively, the “Apportioned Obligations”) shall be paid by Buyer. 8.06 Tax Returns. From and after the Closing, Seller, at its sole cost and expense, shall file (or cause to be filed) all Tax Returns with respect to any Retained Tax.

MN 818840.11 17 8.07 Cooperation. Buyer and Seller shall reasonably cooperate (i) in the preparation and timely filing of any Tax Return relating to the Business, the Purchased Assets, or the Assumed Liabilities; (ii) in any audit or other proceeding with respect to Taxes or Tax Returns relating to the Business, the Purchased Assets, or the Assumed Liabilities; (iii) make available any information, records, or other documents relating to any Taxes or Tax Returns relating to the Business, the Purchased Assets, or the Assumed Liabilities; and (iv) provide certificates or forms, and timely execute any Tax Return, that are necessary or appropriate to establish an exemption for (or reduction in) any Tax, including any Transfer Tax. Such cooperation shall include maintaining files and financial records, providing the other party reasonable access to such files, and providing any other information, evidence, testimony, and other assistance as a party may require in connection with Taxes for periods for which a party is responsible. For avoidance of doubt, Seller shall be responsible for all Taxes relating to periods on or prior to the Closing Date, and Buyer shall be responsible for all Taxes for periods after the Closing Date. 8.08 Tax Proceedings. Seller, at its sole cost and expense, shall control any audits or other proceedings relating to Retained Taxes. Notwithstanding the foregoing, Buyer shall have the right to control any and all audits or other proceedings relating to Taxes pertaining the Business or the Purchased Assets attributable to a taxable period that includes, but does not end on, the Closing Date; provided, Buyer shall use reasonable efforts to obtain the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed) prior to settling or compromising any such audit or other proceeding. ARTICLE IX TERMINATION 9.01 Termination of Agreement. The Parties may terminate this Agreement at any time prior to the Closing as provided below: (a) By written agreement of Seller and Buyer at any time prior to Closing. (b) By written notice given by Buyer or Seller, as applicable, as follows: (i) By Buyer if the Sale Order is not issued by the Court by December 31, 2023; (ii) By Buyer if the Closing does not occur on or within ten (10) days of the Sale Order becoming a Final Order for any reason other than Buyer’s breach of this Agreement; (iii) By Buyer if the conditions to closing set forth in Section 7.01 have not been satisfied by December 31, 2023, unless waived or extended by Buyer; (iv) By Seller, if the Closing does not occur on or within ten (10) days of the Sale Order becoming a Final Order, for any reason other than Seller’ breach of this Agreement or Seller’s failure to satisfy the conditions to Closing set forth in Section 7.01; (v) Without further action by either party if the Court approves a sale of the Purchased Assets to a person or party other than Buyer;

MN 818840.11 18 (vi) By either Buyer or Seller if any court of competent jurisdiction or other Governmental Authority shall have entered or issued a Law or Decree or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions contemplated by this Agreement. (c) Any time prior to Closing, by Buyer in the event of a material breach of this Agreement by Seller if Seller fails to cure such breach within three (3) business days following written notification thereof by Buyer. (d) Any time prior to Closing, by Seller in the event of a material breach of this Agreement by Buyer if Buyer fails to cure such breach within three (3) business days following written notification thereof by Seller. (e) If this Agreement is terminated as described herein and the transactions contemplated by this Agreement are not consummated, this Agreement shall become null and void and have no further force or effect and no liability shall attach to any party to this Agreement. ARTICLE X MISCELLANEOUS 10.01 Expenses. Except as otherwise set forth in this Agreement, all costs, fees and expenses (including fees, costs, and expenses of legal counsel, investment bankers, brokers, and other representatives and consultants, and appraisal fees, costs and expenses) incurred in connection with this Agreement and the Transactions contemplated hereby shall be paid by the Party incurring such costs, fees and expenses. 10.02 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section: If to Seller: Element, LLC or Receiver Attn: Ian M. Rubenstrunk 3800 American Blvd. West, Suite #1000 Bloomington, MN 55431 with a copy to: Spencer Fane LLP Attn: Zach Fairlie 1000 Walnut Street, Suite 1400 Kansas City, MO 64106 If to Buyer: Cardinal Colwich, LLC Attn: Jeff Painter

MN 818840.11 19 1554 North 600 East Union City, IN 47390 with a copy to: BrownWinick Law Firm Attn: Miranda Hughes 666 Grand Ave., Suite 2000 Des Moines, IA 50309 10.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. 10.04 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement. 10.05 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control. 10.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns, including, with respect to Seller, the Receiver, and any subsequently appointed receiver. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Any purported assignment in violation of this Section shall be null and void. No assignment shall relieve the assigning Party of any of its obligations hereunder. Notwithstanding the foregoing, Buyer may assign this Agreement and all rights and obligations under this Agreement to an Affiliate of Buyer without the consent of Seller or the Receiver. Nothing contained in this Agreement, express or implied, is intended to confer on any person or other entity other than the parties hereto or their successors and assigns, any right, remedies, obligations or liabilities under or by reason of this Agreement. 10.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. 10.08 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Kansas (without giving effect to the principles of conflict of Laws of any jurisdiction that would cause the application of the Law of a jurisdiction other than Kansas).

MN 818840.11 20 10.09 Submission to Jurisdiction; Service of Process. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Court in any Litigation arising out of or relating to this Agreement or any Transaction Document or the Transactions contemplated hereby or thereby, agrees that all claims in respect of such Litigation may be heard and determined in the Court and consents to the Court’s entry of final orders or judgments. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue in, and any defense of inconvenient forum to the maintenance of, any Litigation so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices provided herein; provided, however, that nothing in this Section shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any Litigation so brought shall be conclusive and may be enforced by Litigation or in any other manner provided by law or in equity. The Parties intend that all foreign jurisdictions will enforce any Decree of the Court in any litigation arising out of or relating to this Agreement or any Transaction Document or the Transactions contemplated hereby or thereby. 10.10 Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement may only be brought against, the entities that are expressly named as parties thereto, and not against the Receiver, its owners or employees, or other representative of a party hereto, and then only with respect to the specific obligations set forth herein with respect to such party and only in the Court. Approval by the Court is required before any action in law, equity or otherwise may be brought against the Receiver. In no event shall the Receiver, Buyer or Seller be in breach of, or default under, this Agreement as a result of following any order of the Court. In no event shall the Receiver, Buyer or Seller or any representative of either of them be liable for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple. To the extent any recovery for any amount of damages is sought, such recovery may only be funded from the assets of Seller, and not from the Receiver personally. 10.11 Remedies Cumulative; Specific Performance. Except as otherwise specifically provided in this Agreement, no remedy herein conferred is exclusive of any other available remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given by agreement or now or hereafter existing at law or in equity or by statute. The Parties agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached or the Closing was not consummated, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the Parties’ obligations to consummate the Closing) in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law, or in equity, or otherwise. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce

MN 818840.11 21 specifically the terms and provisions of this Agreement shall not be required to post any bond or other security in connection with any such decree. 10.12 No Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, this Agreement is a contract solely between Buyer and Seller; no third party beneficiaries (including, without limitation, employees and customers of Seller) are intended hereunder and none shall be inferred herein; and no party other than Buyer or Seller may assert any right, make any claim or otherwise attempt to enforce any provision of or under this Agreement. 10.13 Time is of the Essence. Time is of the essence in this Agreement and all of the terms, covenants and conditions hereof. 10.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. MN 818840.11 SELLER: Alliance Management, solely in its capacity as Receiver for Element, LLC, a Kansas limited 22 BUYER: | CARDINAL COLWICH, LLC By: Name: Its:

MN 818840.5 MN 818840.9 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. SELLER: Alliance Management, solely in its capacity as Receiver for Element, LLC, a Kansas limited liability company By: Name: Its: BUYER: CARDINAL COLWICH, LLC By: Name: Jeffrey Painter Its: President DocuSign Envelope ID: EECA0FBC-C383-491A-811D-772D30176AD1 23